GORILLA NETWORKS PTE LTD
SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this "**Agreement**") made as of 19 January 2026 by and between:

(1) Gorilla Networks Pte Ltd, a company incorporated with limited liability under the laws of the Republic of Singapore with a Corporate Registration Number of 201929048W (the "**Company**");

(2) Society Pass Incorporated, a company incorporated with limited liability under the laws of the State of Nevada and listed on the NASDAQ Capital Market with stock code, "SOPA" ("**Subscriber I**"); and

(3) Ascendance Group Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands with a registration number of OI-427931 ("**Subscriber II**"; together with Subscriber I, the "**Subscribers**").

The Company and the Subscribers are each referred to herein as a "**Party**", and collectively as the "**Parties**".

W I T N E S S E T H:

WHEREAS, the Company is conducting a private offering (the "**Offering**") of 7,031,765 shares of the Company's Common Stock; and

WHEREAS, the Subscribers desire to purchase 7,031,765 shares of the Company's Common Stock (the "**Offering Shares**") at US$0.27 (0.27 United States Dollars) per Share (the "**Share Price**") for a purchase amount of US$1,898,577 (One Million Eight Hundred Ninety-eight Thousand Five Hundred Seventy-seven United States Dollars) (the "**Principal Amount**"), comprising (a) US$400,000 in cash (Four Hundred Thousand United States Dollars) (the "**Cash Consideration**") and (b) 333,017 (Three Hundred Thirty-three Thousand Seventeen) shares of the common stock, US$0.0001 par value per share, of NusaTrip Incorporated, a Nevada corporation listed on NASDAQ Capital Market (stock code: "NUTR"), (the "**Consideration Shares**"), which are owned by Subscriber I as set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1. Subscription for Common Stock

1.1 Closing (the "**Closing**") of the sale and purchase of the Offering Shares pursuant to Section 1 shall take place at any place as the Company and the Subscribers may mutually agree at such time as shall be agreed by the Company and the Subscribers. The date and time of the Closing are referred to as the "**Closing Date**". Subject to the terms and conditions hereinafter set forth, the Subscribers hereby irrevocably subscribe for and agrees to purchase the Offering Shares from the Company for the Principal Amount.

1.2 Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined below), Subscriber I hereby agrees to purchase, and the Company hereby agrees to issue, sell and deliver 4,570,647 Offering Shares to Subscriber I.

1.3 Upon the terms and subject to the conditions of this Agreement, at the Closing, Subscriber II hereby agrees to purchase, and the Company hereby agrees to issue, sell and deliver 2,461,118 Offering Shares to Subscriber II.

1.4 At Closing, Subscriber I shall pay the Cash Consideration by wire transfer to the Company's bank account:

Account Name: [redacted]
Account Number: [redacted]
Swift #: [redacted]
Bank Name: [redacted]
Bank Address: [redacted]

1.5 Subscriber I shall pay and deposit the Consideration Shares into the Company's brokerage account, which the Company shall inform in writing post-closing.

1.6 Closing Conditions.

Conditions to the Subscribers' Obligations to Effect the Closing. The obligation of the Subscribers to purchase and pay for the Offering Shares as contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by the Subscribers in their sole discretion:

(i) All corporate and other actions required to be taken by the Company in connection with the issuance and sale of the Offering Shares shall have been completed.

(ii) The representations and warranties of the Company contained in Section 3 of this Agreement shall have been true and correct on the date of this Agreement and true and correct in all material respects on and as of the Closing Date; and the Company shall have performed and complied in all material respects with all, and not be in breach or default in any material respects under any, agreements, covenants, conditions and obligations contained in this Agreement that are required to be performed or complied with on or before the Closing Date.

(iii) No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits or otherwise makes illegal the consummation of the transactions contemplated by this Agreement, or imposes any damages or penalties in connection with the transactions contemplated by this Agreement that are substantial in relation to the Company; and no action, suit, proceeding or investigation shall have been instituted by a governmental authority of competent jurisdiction or threatened that seeks to restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the transactions contemplated by this Agreement, or imposes any damages or penalties in connection with the transactions contemplated by this Agreement that are substantial in relation to the Company.

Conditions to Company's Obligations to Effect the Closing. The obligation of the Company to issue and sell the Offering Shares to be sold to and purchased by the Subscribers as contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any of which may be waived in writing by the Company in its sole discretion:

(i) All corporate and other actions required to be taken by the Subscribers in connection with the purchase of the Offering Shares shall have been completed.

(ii) The representations and warranties of the Subscribers contained in Section 2 of this Agreement shall have been true and correct in all material respects on the date of this Agreement and on and as of the Closing Date; and the Subscribers shall have performed and complied in all material respects with all, and not be in breach or default in any material respect under any, agreements, covenants, conditions and obligations contained in this Agreement that are required to be performed or complied with on or before the Closing Date.

(iii) No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits or otherwise makes illegal the consummation of the transactions contemplated by this Agreement, or imposes any damages or penalties in connection with the transactions contemplated by this Agreement that are substantial in relation to the Company; and no action, suit, proceeding or investigation shall have been instituted by a governmental authority of competent jurisdiction or threatened that seeks to restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the transactions contemplated by this Agreement, or imposes any damages or penalties in connection with the transactions contemplated by this Agreement that are substantial in relation to the Company.

2. Subscribers Representations and Warranties

2.1 Each of the Subscribers hereby represents and warrants to the Company as of the date hereof and as of the Closing Date, as follows:

Due Formation. The Subscriber is duly formed, validly existing and in good standing in the jurisdiction of its organization. The Subscriber has all requisite power and authority to carry on its business as it is currently being conducted.

Authority. The Subscriber has full power and authority to enter into, execute and deliver this Agreement and each agreement, certificate, document and instrument to be executed and delivered by the Subscriber pursuant to this Agreement and to perform its obligations hereunder. The execution and delivery by the Subscriber of this Agreement and the performance by the Subscriber of its obligations hereunder have been duly authorized by all requisite actions on its part.

Valid Agreement. This Agreement has been duly executed and delivered by the Subscriber and constitutes the legal, valid and binding obligation of the Subscriber, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity (whether considered in a proceeding in equity or at law).

Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any provision of the organizational documents of the Subscriber or violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which the Subscriber is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an encumbrance under, or create in any party the right to accelerate, terminate, modify, or cancel, any agreement, contract, lease, license, instrument, or other arrangement to which the Subscriber is a party or by which the Subscriber is bound or to which any of the Subscriber's assets are subject. There is no action, suit or proceeding, pending or threatened against the Subscriber that questions the validity of this Agreement or the right of the Subscriber to enter into this Agreement or to consummate the transactions contemplated hereby or thereby.

Consents and Approvals. Neither the execution and delivery by the Subscriber of this Agreement, nor the consummation by the Subscriber of any of the transactions contemplated hereby, nor the performance by the Subscriber of this Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party, except such as have been or will have been obtained, made or given on or prior to the Closing Date.

2.2 Subscriber I shall pay and deposit the Consideration Shares into the Company's brokerage account, which the Company shall inform in writing post-closing. The Subscribers recognize that the purchase of the Offering Shares involves a high degree of risk and that the Subscribers is able to bear the economic risk of an investment in the Offering Shares. The Subscribers have knowledge and experience in business and financial matters such that the Subscribers are sophisticated investors capable of evaluating the merits and risks of the prospective investment. The Subscribers has been given full access to information appropriate to determine of whether to invest in the Company. Except for the information Subscribers may have requested and received directly from the Company, the Subscribers have not been furnished any other offering material or literature upon which it relied in connection with the determination of whether or not to purchase Offering Shares.

2.3 The Subscribers represent that they are a non-US Person or an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

2.4 The Subscribers hereby acknowledge that the Offering has not been registered or otherwise reviewed by the United States Securities and Exchange Commission (the "**SEC**") nor any state regulatory authority and the Offering is exempt from such registration. The Subscribers understand that the Offering Shares have not been registered under the Securities Act or under any state securities or "blue sky" laws and agree not to sell, pledge, assign or otherwise transfer or dispose of the shares of Offering Shares unless they are registered under applicable law or exempted from registration.

2.5 The Subscribers represent that the Subscribers are purchasing the Offering Shares for the Subscribers' own accounts for investment and not with a view toward the resale or distribution to others. The Subscribers further represent that it was not formed for the purpose of purchasing the Offering Shares.

2.6 The Subscribers consent to the placement of a legend on any certificate or other document evidencing the Offering Shares that such shares of Common Stock have not been registered under the Securities Act or any state securities or "blue sky" laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement or by law. The Subscribers are aware that the

Company will make a notation in its appropriate records with respect to the restrictions on the transferability of such Common Stock. The legend to be placed on each certificate of Common Stock shall be in form substantially similar to the following:

> "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended and may not be sold, transferred, pledged, hypothecated or otherwise disposed of in the absence of (i) an effective registration statement for such securities under said act or (ii) an opinion of company counsel that such registration is not required."

2.7 The Subscribers hereby represent that the respective addresses of the Subscribers furnished by Subscribers on the signature page hereof is the Subscribers' principal business addresses.

2.8 The Subscribers represent that the Subscribers has full power and authority (corporate, statutory and otherwise) to execute and deliver this Agreement and to purchase the Offering Shares. This Agreement constitutes the legal, valid and binding obligation of the Subscribers, enforceable against each of the Subscribers in accordance with its terms.

2.9 The Subscribers are authorized and qualified to invest in the Company and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so.

2.10 The Subscriber agrees not to issue any public statement with respect to the Subscriber's investment or proposed investment in the Company or the terms of any agreement or covenant between them and the Company without the Company's prior written consent, except such disclosures as may be required under applicable law or under any applicable order, rule or regulation.

2.11 The Subscriber agrees to hold the Company and its directors, officers, employees, affiliates, controlling persons and agents and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of (a) any sale or distribution of the Offering Shars by the Subscriber in violation of the Securities Act or any applicable state securities or "blue sky" laws; or (b) any false representation or warranty or any breach or failure by the Subscriber to comply with any covenant made by the Subscriber in this Agreement or any other document furnished by the Subscriber to any of the foregoing in connection with this transaction.

3. Company Representations and Warranties.

3.1 All funds paid hereunder shall be deposited with the Company as specified in Section 1 hereof.

3.2 The Company hereby represents and warrants to the Subscribers, as of the date hereof and as of the Closing Date, as follows:

Due Formation. The Company is a company duly incorporated as a company with limited liability, validly existing and in good standing under the laws of the Republic of Singapore. The Company has all requisite power and authority to carry on its business as it is currently being conducted. Each of the subsidiaries of the Company (where applicable) (i) has been duly incorporated, (ii) is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, (iii) is duly

qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification and (iv) holds business licenses which are in full force and effect.

Authority. The Company has full power and authority to enter into, execute and deliver this Agreement and each agreement, certificate, document and instrument to be executed and delivered by the Company pursuant to this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder have been duly authorized by all requisite actions on its part.

Valid Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity (whether considered in a proceeding in equity or at law).

Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any provision of the organizational documents of the Company or its subsidiaries or violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which the Company or its subsidiaries are subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an encumbrance under, or create in any party the right to accelerate, terminate, modify, or cancel, any agreement, contract, lease, license, instrument, or other arrangement to which the Company or its subsidiaries are a party or by which the Company or its subsidiaries are bound or to which any of the Company's or its subsidiaries' assets are subject. There is no action, suit or proceeding, pending or threatened against the Company or its subsidiaries that questions the validity of this Agreement or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby.

Consents and Approvals. Neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of any of the transactions contemplated hereby, nor the performance by the Company of this Agreement in accordance with their terms requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party, except such as have been or will have been obtained, made or given on or prior to the Closing Date.

Capitalization. All outstanding share capital of the Company and of its subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to pre-emptive or similar rights. There are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any Common Shares or any other class of share capital of the Company or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any share capital of the Company.

Compliance with Laws. The business of the Company or its subsidiaries is not being conducted in violation of any law or government order applicable to the Company except for violations which do not and would not have a Material Adverse Effect. As used herein. "Material Adverse Effect" shall mean any event, fact, circumstance or occurrence that, individually or in the aggregate with any other events, facts, circumstances or occurrences, results in or would reasonably be expected to result in a material

adverse change in or a material adverse effect on any of (i) the financial condition, assets, liabilities, results of operations, business, or operations of the Company and its subsidiaries taken as a whole, except to the extent that any such Material Adverse Effect results from (x) the public disclosure of the transactions contemplated hereby in accordance with the terms of this Agreement, (y) changes in generally accepted accounting principles that are generally applicable to comparable companies, or (z) changes in general economic and market conditions; or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement and to timely perform its material obligations under the Agreement.

Litigation. There are no actions by or against the Company or its subsidiaries or affecting the business or any of the assets of the Company or its subsidiaries pending before any governmental authority, or, to the Company's knowledge, threatened to be brought by or before any governmental authority, that would have a Material Adverse Effect.

4. Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of actual delivery if delivered personally to the Party to whom notice is to be given, (ii) on the date sent if sent by electronic mail or facsimile, (iii) on the next business day following delivery to an overnight courier service or (iv) on the day of attempted delivery by the relevant courier or postal service if mailed by registered or certified mail, return receipt requested, postage paid, and properly addressed. All such notices, requests, demands, and other communications will be sent to the following addresses, email addresses, or facsimile numbers as applicable:

If to Subscriber I, at:	Society Pass Inc. Address: [redacted] Email address: [redacted] Attn: [redacted]
If to Subscriber II, at:	Ascendance Group Ltd. Address: [redacted] Email address: [redacted] Attn: [redacted]
If to the Company, at:	Gorilla Networks Pte Ltd. Address: [redacted] Email address: [redacted] Attn: [redacted]

5. Miscellaneous.

5.1 Amendment. This Agreement shall not be amended, changed or modified, except by another agreement in writing executed by the Parties hereto.

5.2 Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, each of the Company and the Subscribers and their respective heirs, successors and permitted assigns and legal representatives.

5.3 Governing Law. This Agreement shall be governed and interpreted in accordance with the laws of the Republic of Singapore.

5.4 Assignment. Neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned by the Company or the Subscribers without the express written consent of the other Party, except that each of the Subscribers may assign all or any part of its rights and obligations hereunder to any affiliate of the Subscriber without the consent of the Company, provided that no such assignment shall relieve the Subscriber of its obligations hereunder if such assignee does not perform such obligations. Any purported assignment in violation of the foregoing sentence shall be null and void.

5.5 Entire Agreement. This Agreement constitutes the entire understanding and agreement between the Parties with respect to the matters covered hereby, and all prior agreements and understandings, oral or in writing, if any, between the Parties with respect to the matters covered hereby are merged and superseded by this Agreement.

5.6 Severability. If any provisions of this Agreement shall be adjudicated to be illegal, invalid or unenforceable in any action or proceeding whether in its entirety or in any portion, then such provision shall be deemed amended, if possible, or deleted, as the case may be, from the Agreement in order to render the remainder of the Agreement and any provision thereof both valid and enforceable, and all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

5.7 Confidentiality. Each Party shall keep in confidence, and shall not use (except for the purposes of the transactions contemplated hereby or required by law, stock exchange rule or similar requirement) or disclose, any non-public information disclosed to it or its affiliates, representatives or agents in connection with this Agreement or the transactions contemplated hereby. Each Party shall ensure that its affiliates, representatives and agents keep in confidence, and do not use (except for the purposes of the transactions contemplated hereby) or disclose, any such non-public information.

5.8 Specific Performance. The Parties agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

5.9 Headings. The headings of the various articles and sections of this Agreement are inserted merely for the purpose of convenience and do not expressly or by implication limit, define or extend the specific terms of the section so designated.

5.10 Execution in Counterparts. For the convenience of the Parties and to facilitate execution, this Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the undersigned Subscriber has executed this Subscription Agreement this 19th day of January 2026.

Society Pass Inc.

By: ______________________________
Name: Raynauld Liang
Title: Authorized Representative

Ascendance Group Ltd.

By: ______________________________
Name: Wallace Foo
Title: Authorized Representative

Gorilla Networks Pte Ltd.

By: ______________________________
Name: Loic Gautier
Title: Authorized Representative